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                                                                   EXHIBIT 5.1

                    [LETTERHEAD:PERKINS, SMITH & COHEN, LLP]


                                                              May 1, 1998

Panther Resources Ltd.
211-1111 West Hastings Street
Vancouver, B.C.  V6E 2J3
Canada

Dear Ladies and Gentlemen:

         In connection with the proposed issuance and sale by Panther Resources, Ltd., a Nevada corporation (the "Corporation"), pursuant to the Panther Resources, Ltd. 1998 Stock Incentive Plan (the "Plan") of up to 3,000,000 additional shares of its authorized but unissued common stock, par value $0.001 per share (the "Stock"), we have examined, among other things, the following documents with respect to the Corporation: (i) the Registration Statement on Form S-8, including the prospectus, which is to be filed under the Securities Act of 1933 (the "Registration Statement"), (ii) the proposed vote of the Board of Directors adopting the Plan and authorizing the issuance and sale of the Stock pursuant to the Plan, (iii) the Articles of Organization, including amendments thereto, and the Bylaws of the Corporation, each as certified as true and complete by the Secretary of the Corporation, and (iv) the Plan.

         We are of the opinion that when the Board of Directors of the Corporation shall have duly authorized the issuance and sale of the Stock pursuant to the Plan, and the Stock shall have been received by the grantees in accordance with the Plan, and the Corporation shall have received the requisite consideration, the Stock will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement as presently to be filed or thereafter amended, and to the use of our name under the caption "Legal Opinions" in any prospectus included in the Registration Statement. In giving this consent we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                             Very truly yours,
                                             Perkins, Smith & Cohen, LLP



                                             by: /s/ Kenneth A. Korb
                                                ------------------------------
                                                Kenneth A. Korb, a partner